The Talk Visual Corporation - EnterTech Media Group
                                  Joint Venture

This agreement is entered into today the 1st of April 2000, by and between:

Talk Visual Corporation of, 3550 Biscayne Blvd, Miami Fl. 33137, (referred to hereinafter as "TVCP"),

and ;

EnterTech Media Group of 50 West Liberty Street, suite 880, Reno, Nevada 89501 (hereinafter referred to as "EnterTech").

TVCP and EnterTech may hereinafter be individually referred to as a "Party" and jointly referred to as the "Parties".

Recitals:

Whereby TVCP is in the business of videocalling and videoconferencing, and the supplying to the US and Canadian market of a certain Video-telephone named the TV 225,

And,

Whereas EnterTech are in the business of the supply and distribution of Videos, Films, Movies and related entertainment product.

and

Whereas both TVCP and EnterTech are eager to enter into an agreement to jointly provide entertainment related content to customers and subscribers of the new Video-telephone product and service,

Now Therefore,

It is agreed that the Parties enter into this agreement to jointly develop the business of delivering feature films, video based entertainment and any other income producing visual content (the "Content") to users of the recently announced TVCP Video-telephone TV 225 units and its successors now starting to be marketed by TVCP as part of a service package (the "Service").

The  following   shall  set  forth  the  agreed  basic  terms,   conditions  and
understanding of TVCP and EnterTech (hereinafter individually referred to as a "Party" and jointly referred to as the "Parties") for this project.

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         1.  Exclusive Provider of all Video Based Third party Content:
         --------------------------------------------------------------
         1. a) EnterTech shall be the exclusive North American (USA and Canada) provider to TVCP of feature films, video based entertainment and any other income producing visual content (the "Content"). It is intended to make the Content available to subscribers to the Service on a dial up basis thereby giving TVCP's TV225 / Video-telephone users immediate access to a library of feature films, short films and other related entertainment.

         1. b) It is further agreed that EnterTech shall be given the first right of refusal to become the TVCP Content provider for every other country worldwide. TVCP shall give to EnterTech a notice of first right of refusal on a country by country basis as and when it becomes applicable and EnterTech shall give their response within 30 days of receiving such notice. EnterTech's rights pursuant to this clause shall be granted for the full term of this Agreement and any applicable extension period.

         2.  Term of this agreement (the "Agreement"):
         ---------------------------------------------
         In recognition of the significant amount of preparatory work and commensurate commitment by both parties to this Agreement it is hereby agreed that the minimum duration of this agreement shall be five years from the date of execution. Unless terminated by either party the Agreement shall automatically renew for further periods of five years. The agreement shall only be determinable on written notice given in writing by either Party to the other Party at their then registered address no less than twelve months prior to the next renewal date.

         3.  Licensing
         -------------
         3. a) EnterTech warrants that has the right to operate and offer the services and content in all states in the USA and Canada, and shall maintain at all times valid and in effect such licensing as required by the relevant authorities.

         3 b). In the event EnterTech is granted rights to other countries pursuant to paragraph 1. b) it undertakes to apply for all applicable licenses as required, and shall maintain at all times valid and in effect such licensing as properly required by the relevant authorities.

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

         4.  Availability of Content
         ---------------------------
         EnterTech shall ensure that it shall offer a wide selection of content materials, including but not limited to latest releases movies, news programs, current affairs programs, documentaries, comedy films, dramas, action films, adult films and children's programming.

         4 (a)  Minimum availability of Content
         --------------------------------------
         Notwithstanding the undertaking of EnterTech to offer a wide selection of content as referenced in Section 4 above, EnterTech further undertakes to make available at the time of the launch of the provision of Content no less than;

         100 hours         of Movies
         100 hours         of News Programs and Current Affair programs
         100 hours         of Children's Programs
         50 hours          of Documentaries

         Details to be Finalized.

         5.  Pricing of Content
         ----------------------
         Both parties shall mutually agree the pricing of the content provision to the consumer. EnterTech warrants that it has the wherewithal and abilities to, and will, acquire and offer Content at prices that shall allow it to offer the Content to the TVCP customers and subscribers and consumers at a reasonable cost.

         6.  Revenues:
         -------------
         The Parties hereby agree to mutually develop the principal aims of the Joint Venture on a best efforts basis and to share equally in all revenues directly generated by the Content. which shall be deemed to include all ancillary revenues and advertising income. The Parties agree herein to institute an appropriate accounting system to ensure that all revenues generated from the Content are accurately and promptly recorded in such a way as to make the division of revenues simple and expedient.

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         7.  Mutual Consideration:
         -------------------------
         As an initial consideration for entering into this Agreement and for accepting the mutual covenants and undertakings therein and to help ensure the maximum mutual benefit the Parties have agreed to an exchange of common, restricted shares in the amount of 3,000,000 (three million) TVCP shares in exchange for 3,666,000 (three million six hundred and sixty six thousand) shares of EnterTech. Each of the Parties therefore hereby undertakes to issue to the other Party a duly restricted stock certificate within seven working days from the execution of this agreement.

         8.  Validity of terms:
         ----------------------
         If any part of this Agreement is declared invalid for any reason, this ruling shall not affect the validity of the rest of the Agreement. The other parts of the Agreement shall remain in effect as if the Agreement had been executed without the invalid part. The Parties hereby declare that they intend and desire that the remaining parts of the Agreement to continue to be effective without any part or parts that have been declared invalid.

         9.  Binding agreement:
         ----------------------
         This Agreement and each of its provisions shall be binding on the heirs, executors, administrators, successors, and assigns of each of the parties hereto. The effective date of the agreement shall be 1 March 2000.

         10.  Full Agreement of the Parties:
         -----------------------------------
         The foregoing Agreement contains the basic terms and conditions of the Parties' agreement and supercedes all previous discussions, representations and agreements. Any and all Modifications or Amendments to this Agreement must be in writing and signed by both Parties.

         11.  Assignment
         ---------------
         Both parties shall have the rights to assign their obligations and rights to a third party, subject to giving the other party a minimum of 30 days notice. The notified party shall have the rights to object to the assignment if it so deems the proposed transaction is detrimental to the ongoing business activities contemplated herein and would have negative effects on its own interests. Otherwise, permission to assign shall not be unreasonably withheld.

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         12.  Joint Preparation of the Agreement:
         ----------------------------------------
         Both Parties acknowledge and agree that they have obtained, or had the opportunity to obtain, the advice and counsel of their own respective attorneys and advisors with respect to the language, terms and conditions of this Agreement, and that the Parties are deemed the joint drafters of this Agreement for all purposes of construction and interpretation.

         13.  Notices
         ------------
         All notices shall be sent by registered mail to the following addresses of the parties. In the event there is a change of address of either party, the said party shall notify the other within 7 days of such change.

         Talk Visual Corporation : 3550 Biscayne Blvd, Miami, Florida 33137 Entertech Media Group : 50 West Liberty Street, suite 880, Reno, Nevada 89501

         14.  Jurisdiction:
         ------------------
         The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties under this Agreement, shall be construed pursuant to and in accordance with the laws of the State of Nevada. Parties agree that the interpretation of the validity of this Agreement, as well as the rights and duties of the parties under this Agreement, shall be subject to the jurisdiction of Reno, Nevada.

         15.  Arbitration
         ----------------
         Both parties agree that in the event of a dispute arising under the terms of this agreement they will submit their claims to the American Association of Arbitration., and agree to be bound by the decision of the arbitrator.

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

         The parties enter into this agreement on this day, the 1st Day of April, 2000 in Los Angeles County, Los Angeles California.

         EnterTech Media Group, Inc.                    Talk Visual Corporation.





         By: /s/ John Daly                      By:  /s/  Michael Zwebner
         ---------------------                  -------------------------
                 John Daly                                Michael Zwebner
                 It's Chairman                            It's Chairman